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                                                                     EXHIBIT 3.1


                     COMPILED CERTIFICATE OF INCORPORATION
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                       OF ALARON.COM HOLDING CORPORATION
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                     AS FILED DECEMBER 3, 1998, AS AMENDED
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                        MARCH 17, 1999 AND MAY 5, 1999
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     The undersigned, a natural person, for the purpose of organizing a corporation for conducting the business and promoting the purposes hereinafter stated, under the provisions and subject to the requirements of the laws of the State of Delaware (particularly Chapter 1, Title 8 of the Delaware Code and the acts amendatory thereof and supplemental thereto, and known, identified, and referred to as the "General Corporation Law of the State of Delaware"), hereby certifies that:

     FIRST: The name of the corporation (hereinafter called the "Corporation") is ALARON.COM HOLDING CORPORATION.

     SECOND: The address, including street, number, city, and county, of the registered office of the Corporation in the State of Delaware is 9 East Loockerman Street, Dover, Delaware 19901, County of Kent; and the name of the registered agent of the Corporation in the State of Delaware at such address is National Registered Agents, Inc.

     THIRD: The nature of the business and the purposes to be conducted and promoted by the Corporation, shall be to conduct any lawful business, to promote any lawful purpose, and to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

     FOURTH: The total number of shares which the Corporation shall have authority to issue are 30,000,000 shares of $.01 par value common stock and 10,000,000 shares of $.01 par value preferred stock (the "Preferred Stock").

            Shares of Preferred Stock may be divided into and issues in series or classes from time to time determined by the Board of Directors of the Corporation, the shares of each series or class to have such voting rights, designations, preferences, and relative, participating, optional
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                   or special rights, and qualifications, limitations or
                   restrictions thereof as determined by the Board of Directors of the Corporation as hereinafter provided.

                   Each series or class shall be so designated as to distinguish the shares thereof from shares of all other series and classes.

                   Authority is hereby expressly granted to the Board of Directors of the Corporation, subject to the provisions of this Article FOURTH and to the limitations prescribed by the General Corporation Law of Delaware, to authorize the issuance of one or more series or classes of Preferred Stock and with respect to each such series or class to fix for such series or class the voting powers, designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof. The authority of the Board of Directors of the Corporation with respect to each series or class shall include, but not be limited to, the determination or fixing of the following:

                        (i)    the designation of such series or class;

                        (ii) the dividend rate of such series or class, the conditions and dates upon which such dividends shall be payable, the relation which such dividends shall bear to the dividends payable on any other class or classes of stock or any other series of any class of stock of the Corporation, and whether such dividends shall be cumulative or non-cumulative;

                        (iii) whether the shares of such series or class shall be subject to redemption by the Corporation and, if made subject to such redemption, the times, prices and other terms and conditions of such redemption;

                        (iv) the terms and amount of any sinking fund provided for the purchase or redemption of the shares of such series or class;

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                        (v)    whether or not shares of such series or class
                               shall be convertible into or exchangeable for shares of any other class or classes of any stock or any other series of any class of stock of the Corporation, and, if provision is made for conversion or exchange, the times, prices, rates adjustments, and other terms and conditions of such conversion or exchange;

                        (vi) the extent, if any, to which the holders of shares of such series or class shall be entitled to vote with respect to the election of directors or otherwise;

                        (vii) the restrictions, if any, on the issue or reissue of any additional Preferred Stock; and

                        (viii) the rights of the holders of the shares of such
                               series or class upon the Liquidation,
                               dissolution, or distribution of assets of the Corporation.

     FIFTH: The name and the mailing address of the incorporator are as follows: Jeffrey A. Hechtman, Esq., 333 West Wacker Drive, Suite 2800, Chicago, Illinois 60606.

     SIXTH:             The Corporation is to have perpetual existence.

     SEVENTH: Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or

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                        receivers appointed for the Corporation under Section
                        291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders, of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.

     EIGHTH: For the management of the business and for the conduct of the affairs of the Corporation, and in further definition, limitation, and regulation of the powers of the Corporation and of its directors and of its stockholders or any class thereof, as the case may be, it is further provided:

                  1. The management of the business and the conduct of the affairs of the Corporation shall be vested in its Board of Directors. The number of directors which shall constitute the whole Board of Directors shall be fixed by, or in the manner provided in, the Bylaws. The phrase "whole Board" and the phrase "total number

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                        of directors" shall be deemed to have the same meaning,
                        to wit, the total number of directors which the Corporation would have if there were no vacancies. No election of directors need be by written ballot.

                  2. After the original or other Bylaws of the Corporation have been adopted, amended, or repealed, as the case may be, in accordance with the provisions of Section 109 of the General Corporation Law of the State of Delaware, and, after the Corporation has received any payment for any of its stock, the power to adopt, amend, or repeal the Bylaws of the Corporation may be exercised by the Board of Directors of the Corporation; provided, however, that any provision for the classification of directors of the Corporation for staggered terms pursuant to the provisions of subsection (d) of Section 141 of the General Corporation Law of the State of Delaware shall be set forth in an initial Bylaw or in a Bylaw adopted by the stockholders entitled to vote of the Corporation unless provisions for such classification shall be set forth in this certificate of incorporation.

                  3. Whenever the Corporation shall be authorized to issue more than one class of stock, the priorities of each class of stock shall be set at the discretion of the Board of Directors. Whenever the Corporation shall be authorized to issue more than one class of stock, no outstanding share of any class of stock which is denied voting power by the Board of Directors shall entitle the holder

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                        thereof the right to vote at any meeting of stockholders
                        except as the provisions of paragraph (2) of subsection
                        (b) of Section 242 of the General Corporation Law of the Sate of Delaware shall otherwise require; provided, that no share of any such class which is otherwise denied voting power shall entitle the holder thereof to vote upon the increase or decrease in the number of authorized shares of said class.

     NINTH: The personal liability of the directors of the Corporation is hereby eliminated to the fullest extent permitted by the provisions of paragraph (7) of subsection (b) of Section 102 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented.

     TENTH: The Corporation shall, to the fullest extent permitted by the provisions of Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such person.

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     ELEVENTH:          From time to time any of the provisions of this
                        certificate of incorporation may be amended, altered, or repealed, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the stockholders of the Corporation by this certificate of incorporation are granted subject to the provisions of this Article ELEVENTH.

     TWELFTH:           The Corporation expressly elects not to be governed by
                        Section 203 of the General Corporation Law of the State of Delaware.

            The effective time of the certificate of incorporation of the Corporation, and the time when the existence of the Corporation shall commence, shall be the date of filing.

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